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                                   EXHIBIT 23

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43981, Form S-8 No. 33-63456, Form S-8 No. 33-82108, Form S-8 No.
33-12611 and Form S-8 No. 333-26735) pertaining to the Stock Option Plans of U.S. Bioscience, Inc. of our report dated February 15, 1999 with respect to the consolidated financial statements of U.S. Bioscience, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 17, 1999